UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2009

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34028

Delaware	51-0063696
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)

(856) 346-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the consummation of the offering (the "Offering") of shares of common stock of American Water Works Company, Inc. (the "Company") by RWE Aqua Holdings GmbH (the "Selling Stockholder") pursuant to a preliminary prospectus supplement, dated as of November 16, 2009, the Selling Stockholder will own approximately 2.1% of the shares of the Company's common stock (or no shares of the Company's common stock if the underwriters' option to purchase additional shares is exercised in full). On November 16, 2009, the Selling Stockholder's designees, Dr. Rolf Pohlig, Dr. Manfred Doess and Andreas Zetzsche, each delivered letters of resignation from the Company's board of directors, which will become effective upon the consummation of the Offering (regardless of whether the underwriters' option to purchase additional shares is exercised in full or at all). The letters of resignation will not become effective if the Offering is not consummated.

If such directors resign, the Company's board of directors will consist of eight members, seven of whom will be independent under applicable SEC rules and currently applicable listing standards of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Water Works Company, Inc.

Date: November 17, 2009	By:	/s/ Ellen C. Wolf
Ellen C. Wolf
Senior Vice President and Chief Financial Officer